Exhibit 10.8

May 11, 2021

Royal Bank of Canada

Agency Services Group

4th Floor, 20 King Street West

Toronto, Ontario, Canada

M5H 1CA

Attention:  Manager Agency

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 31, 2015 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”) among Evolve Transition Infrastructure LP (formerly known as Sanchez Midstream Partners LP), a Delaware limited partnership, as borrower (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and Royal Bank of Canada, as administrative agent (the “Administrative Agent”) for the Lenders, as collateral agent and as letter of credit issuer.  Capitalized terms used herein and not otherwise defined herein have the meaning ascribed thereto in the Credit Agreement.

The Borrower has informed the Administrative Agent and the Lenders that (i) the Borrower and certain of its Affiliates are evaluating a potential joint venture transaction described in a brief Lender Request & Update presentation distributed to the Lenders on or about May 6, 2021 involving a publicly traded company identified to the Administrative Agent (the “PubCo”), (ii) in connection therewith, the Borrower proposes to enter into a certain letter agreement with PubCo with respect to the Borrower’ s evaluation of PubCo and the contemplated joint venture transaction (the “JV Letter Agreement”) pursuant to which the Borrower will commit to pay or reimburse certain legal and due diligence costs of PubCo in an aggregate amount not to exceed $200,000 if the joint venture transaction is ultimately consummated (the “PubCo Reimbursement”), and (iii) concurrently with the Borrower entering into such letter agreement, the Borrower, certain Affiliates of the Borrower and PubCo will enter into a warrant agreement pursuant to which the Borrower will be issued certain warrants in PubCo (such agreement, the “PubCo Warrant Agreement” and the warrants issued thereunder, the “PubCo Warrants”; and the JV Letter Agreement and the PubCo Warrant Agreement, collectively the “PubCo Transaction Agreements”).

The Borrower hereby requests that the Lenders waive the provisions of Section 9.05 of the Credit Agreement (which restricts the Borrower and its Subsidiaries from making certain Investments except as otherwise permitted therein) to the extent, and only to the extent, that the Borrower’ s undertaking to pay the PubCo Reimbursement, the Borrower’ s entering into the PubCo Transaction Agreements and the issuance to the Borrower of the PubCo Warrants (or any and/or all of the foregoing in combination) constitutes an Investment that is not otherwise permitted under Section 9.05 of the Credit Agreement.  For the avoidance of doubt, the Borrower acknowledges and agrees that the requested waiver does not include or extend to the exercise by the Borrower of the PubCo Warrants, the entering into of the potential joint venture transaction, purchasing any stock of PubCo or any other Investment or transaction that is otherwise not permitted by the Credit Agreement.

Each Lender party hereto hereby waives the provisions of Section 9.05 of the Credit Agreement to the extent, and only to the extent, that the Borrower’s undertaking to pay the PubCo Reimbursement, the Borrower’s entering into the PubCo Transaction Agreements and the issuance to the Borrower of the PubCo Warrants (or any and/or all of the foregoing in combination) constitutes an Investment that is not otherwise permitted under Section 9.05 of the Credit Agreement.

This Letter Agreement constitutes a limited waiver of the Credit Agreement with respect to the specific matters set forth above, and the provisions of this Letter Agreement shall be strictly limited as set forth above.  Except to the extent (but only to such extent) of the waivers provided above, the Borrower hereby further ratifies, approves and confirms all of the other Obligations under the Credit Agreement and the other Loan Documents.

This Letter Agreement shall become effective upon receipt by the Administrative Agent of duly executed counterparts of this Letter Agreement from the Borrower and Lenders comprising at least the Majority Lenders.

This Letter Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  A facsimile signature or electronic signature (e.g. pdf), of any party hereto shall be deemed to be an original signature for the purposes of this Letter Agreement.

This Letter Agreement shall constitute a Loan Document.

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this letter agreement.

Very truly yours,

EVOLVE TRANSITION
INFRASTRUCTURE LP,
as Borrower

By:	Evolve Transition Infrastructure GP LLC, as general partner

By: /s/ Charles C. Ward
Name:Charles C. Ward
Title:Chief Financial Officer

Accepted and agreed to as of
the date first above written:

ROYAL BANK OF CANADA, as a Lender

By: /s/ Don J. McKinnerney
Name:Don J. McKinnerney
Title:Authorized Signatory

BBVA USA
as a Lender

By: /s/ Mark H. Wolf
Name:Mark H. Wolf
Title:Senior Vice President

TRUIST BANK,
as a Lender

By: /s/ Greg Krablin
Name:Greg Krablin
Title:Director

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender

By: /s/ Matthew Brice
Name:Matthew Brice
Title:Duly Authorized Signatory

Citibank, N.A.
as a Lender

By: /s/ Jeff Ard
Name:Jeff Ard
Title:Vice President

ING Capital LLC
as a Lender

By: /s/ Juli Bieser
Name: Juli Bieser
Title: Managing Director

By: /s/ Scott Lamoreaux
Name:Scott Lamoreaux
Title:Director

CIT BANK, N.A.
as a Lender

By: /s/ John Feeley
Name:John Feeley
Title:Director